FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION REPORTS RECORD EARNINGS
FOR FOURTH QUARTER - $15.1 MILLION; $38.8 MILLION IN 2016
ATLANTA, GA (January 19, 2017) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the quarter and year ended December 31, 2016.
KEY RESULTS

•	Net income of $15.1 million and $38.8 million, or $0.57 and $1.50 per diluted share, for the quarter and year

•	Total revenue increased to $85.4 million, or 7.8%, and $290.6 million, or 18.8%, for the quarter and year

•	Total deposits of $3.6 billion increased by $91.7 million, or 2.6%, during the quarter and $451.1 million, or 14.2%, in 2016

•	Loans serviced for others of $9.2 billion grew by $280.5 million, or 3.1%, during the quarter and $1.2 billion, or 14.6%, in 2016

•	Tangible book value increased to $13.26, or 3.8%, during the quarter and 4.7% in 2016
Fidelity's President, Palmer Proctor, said, “Our strong fourth quarter and year-end results reflect our continued focus on growth and profitability. The integration of Bank of Georgia, Peachtree City, GA, and American Enterprise Bank, Jacksonville, FL, will provide meaningful presence and relationships in these respective growth markets.
“Organic growth remains our focus. Additional emphasis on systems and efficiencies will provide capacity for continued growth and activity.
“Our team and bank are well positioned to leverage market opportunities and talent.”

Fidelity's Chairman, Jim Miller, added, “Indeed, 2016 was very good and mortgage certainly did its part. It was a year of consolidating and one of planning for growth in 2017 and beyond for our Commercial and Trust areas especially, while doing so efficiently. Shareholder value and customer service are our guidestars. We are optimistic!”

BALANCE SHEET
Total assets of $4.4 billion at December 31, 2016, represented a slight decrease of $5.9 million, or 0.1%, compared to September 30, 2016, and an increase of $540.6 million, or 14.0%, compared to December 31, 2015, primarily due to steady loan production during 2016, supplemented by loans added in the AEB acquisition completed in March 2016. Total deposits increased by $91.7 million, or 2.6%, compared to September 30, 2016, and $451.1 million, or 14.2%, compared to December 31, 2015. Short-term borrowings fluctuated with the changes in loans and deposits, decreasing by $109.3 million, or 31.0%, during the quarter, and increasing by $33.6 million, or 16.0%, for the year.
Loans
Total loans held for investment of $3.3 billion at December 31, 2016, represented a slight decrease of $30.0 million, or 0.9%, compared to September 30, 2016, and an increase of $405.3 million, or 14.0%, compared to December 31, 2015. An increase in the level of indirect auto loans designated as held for sale of $50.0 million at December 31, 2016, offset strong loan production for the quarter as average loans increased by $56.6 million, or 1.5%, during the quarter. The Bank continues to generate new business as well as leveraging its expansion through acquisitions.
Loan Servicing Rights
Gross servicing rights increased by $17.3 million, or 21.1%, during the quarter and $14.4 million, or 16.9%, during 2016. Sales of residential mortgage, SBA, and indirect auto loans continued to generate servicing rights. In addition, $13.1 million in net MSR impairment recovery was recorded during the quarter, an increase of $12.7 million compared to the recovery recorded in the prior quarter. The impairment recovery occurred as estimated future prepayment speeds decreased significantly due to an increase in interest rates over the fourth quarter.
Deposits
Total deposits at December 31, 2016, of $3.6 billion increased by $91.7 million, or 2.6%, during the quarter and by $451.1 million, or 14.2%, compared to December 31, 2015. For the quarter, increases in all categories of interest bearing deposits were partially offset by a slight decrease in noninterest bearing deposits due to normal fluctuations leading up to year end. Demand deposits continued to grow throughout the footprint, resulting in an increase in average interest bearing demand deposits of $28.7 million, or 2.5%, for the quarter.
During 2016, money market and demand deposits increased by $352.2 million, or 19.3%, including $133.1 million from the AEB acquisition, as the Bank continued its deposit marketing program, increasing the number of demand deposit accounts.
Borrowings
Short-term borrowings decreased by $109.3 million, or 31.0%, during the quarter and by $33.6 million, or 16.0%, during 2016, primarily as a result of fluctuations in short-term liquidity needs which the Bank manages through short-term FHLB advances and Fed funds purchased.
INCOME STATEMENT
Net Income
Net income was $15.1 million for the quarter and $38.8 million for the year, an increase of $8.3 million, or 122.3%, and a slight decrease of $369,000, or 0.9%, as compared to the same periods in the prior year, respectively. The primary driver of the increase in net income for the quarter was an additional $18.7 million of noninterest income from mortgage banking activities and a reduction in expenses incurred related to acquisitions as the AEB acquisition was completed in the third quarter of 2016. For the year, mortgage banking activities accounted for $16.0 million of the increase, which was partially offset by an increase in the provision for loan losses of $4.0 million. The year over year increase in average earning assets of $782.2 million, or 25.1%, over the past twelve months, contributed an additional $28.0 million, or 27.8%, in net interest income, while noninterest income from indirect lending activities decreased by $3.9 million, or 20.8%, due to the volume of loan sales, and other noninterest income decreased by $3.3 million, or 56.1%, mainly due to lower gains on ORE sales in 2016. Noninterest expense increased by $38.1 million, or 23.4%.
On a linked-quarter basis, net income increased by $2.6 million, or 20.4%, as total revenue increased by $6.2 million, or 7.8%, partially offset by a slight increase in the provision for loan losses of $367,000, and by an increase of $2.0 million, or 3.8%, in noninterest expense.
Interest Income
Interest income was $38.3 million and $149.3 million, for the quarter and year ended December 31, 2016, an increase of $5.2 million and $32.6 million, or 15.9% and 28.0%, as compared to the same periods in the prior year. Average loans for the quarter increased by $588.8 million, or 18.5%, as compared to the same quarter a year ago, and increased by $718.6 million, or 24.8%, year over year, which was the primary reason for the increase in interest income.
Interest income for the quarter saw a 3 basis point decrease in the yield on loans to 3.90%, as compared to the same period a year ago. Discount accretion on acquired loans contributed 4 basis points to the loan yield for the quarter as compared to a de minimis amount in the prior year. Excluding the discount accreted on acquired loans, the yield on loans for the quarter decreased by 7 basis points. Year over year, interest income saw a 12 basis point increase in yield on loans to 3.98%. Discount accretion on acquired loans contributed 17 basis points to the loan yield for 2016, as compared to 3 basis points in the prior year, or a change of 14 basis points, due to higher resolution of problem assets and loan payoffs during 2016. The remainder of the changes in loan yields for the quarter and year were attributable to a combination of fluctuations in prepayment penalties on commercial loans and dealer reserve amortization on indirect loans combined with slightly lower contractual loan yields as new loans, on average, have been originated at lower yields over the previous twelve months.
On a linked-quarter basis, interest income decreased by $1.6 million, or 4.0%. The decrease in interest income was also driven by a decrease in the yield on loans of 22 basis points, primarily driven by higher discount accretion on acquired loans during the third quarter due to resolution of problem assets and loan payoffs, as compared to discount accretion in the fourth quarter. Excluding the discount accreted on acquired loans, the yield on loans was down by 7 basis points to 3.82%.
Interest Expense
Interest expense was $5.4 million and $20.4 million, for the quarter and year ended December 31, 2016, an increase of $455,000 and $4.6 million, or 9.3% and 29.4%, as compared to the same periods in 2015, as a combination of organic growth and deposits added through recent acquisitions resulted in a year over year increase of $198.2 million in average interest-bearing deposits.
The increase in interest expense due to larger average deposit balances was offset by a decrease in the rate paid on interest-bearing accounts, primarily time deposits, which decreased by 3 basis points as compared to the same quarter a year ago.
On a linked-quarter basis, interest expense increased by $217,000, or 4.2%, due to slight increases in the rate paid and average interest-bearing liabilities.
Net Interest Margin
The net interest margin was 3.25% for the quarter, compared to 3.23% for the same period in 2015. Net interest income (tax equivalent) rose to $33.1 million for the quarter, or an increase of 17.0%, as compared to $28.3 million for the same period in 2015.

The increase in the net interest margin of 2 basis points occurred primarily due to lower rates paid on interest bearing deposits as compared to the same quarter in the prior year. The primary reason was a decrease of 3 basis points for rates paid on time deposits during the quarter.
The increase in the level of net interest income (tax equivalent) for the quarter occurred primarily due to an increase in the level of average earning assets of $585.5 million, or 16.9%, due to a combination of organic growth and acquisitions over the past year. The remainder of the increase in net interest income for the quarter occurred due to the decrease in interest costs noted above.
On a linked-quarter basis, the net interest margin decreased by 20 basis points, primarily as a result of normalizing accretion of purchase discounts on acquired loans which was elevated in the previous quarter.
Provision for Loan Losses
The provision for loan losses was $2.5 million and $8.2 million, for the quarter and year ended December 31, 2016, a decrease of $612,000 and an increase of $3.9 million, as compared to the same periods in 2015. The primary reason for the increase in the provision was the increase in net charge-offs for the quarter and year, primarily in the indirect auto loan portfolio. In addition, the provision for loan losses increased during 2016 to reflect changes in qualitative factors and asset quality trends, resulting in an increase in the allowance for losses to total loans of 3 basis points during 2016.
On a linked-quarter basis, the provision for loan losses increased by $367,000, as net charge-offs increased compared to the previous quarter, mostly due to seasonal fluctuations, mainly in the level of net charge-offs of indirect loans.
Noninterest Income
Noninterest income was $47.1 million for the quarter, an increase of $18.5 million, or 64.4%, as compared to the same period in 2015. The quarterly increase is primarily due to a net increase in noninterest income from mortgage banking activities of $18.7 million, or 99.2%, as compared to the same period in 2015. Noninterest income was $141.3 million in 2016, an increase of $13.4 million, or 10.5%, compared to the prior year, also primarily due to an increase in noninterest income from mortgage banking activities of $16.0 million, or 18.7%, partially offset by a decrease in noninterest income from indirect lending activities of $3.9 million, or 20.8%.
Mortgage production income was $23.2 million for the quarter, a $4.8 million, or 26.4%, increase over the same period in 2015. Mortgage production income was $97.3 million in 2016, an increase of $14.2 million, or 17.1%, from the same period in 2015, due to increased loan originations and sales.
Mortgage servicing revenue increased by $711,000, or 16.2%, for the quarter and by $3.3 million, or 20.6%, for the year, as compared to the same periods in 2015, due to increased loan originations and sales, as the portfolio of mortgage loans serviced for others increased from $6.7 billion to $7.8 billion, or 17.1%, year over year.
As noted earlier, the increase in market interest rates resulted in a net recovery of MSR impairment of $13.1 million during the quarter as compared to net MSR impairment of $1.0 million for the same period in 2015. A net MSR recovery of $372,000 was recorded in 2016 compared to a net impairment of $3.1 million for 2015.
On a linked quarter basis, noninterest income increased by $7.8 million, or 19.9%, largely due to a net increase in income from mortgage banking activities of $7.4 million, or 24.5%. The increase was largely driven by a $12.7 million swing in MSR impairment as a net recovery of MSR impairment was recorded during the quarter, offset by lower market gains, net of $5.9 million recorded in the previous quarter. This increase was partially offset by a decrease in net marketing gains due to a decrease in mortgage production of $71.3 million to $756.9 million for the quarter as compared to mortgage production for the previous quarter.

Noninterest Expense
Noninterest expense was $54.2 million for the quarter, an increase of $10.9 million, or 25.3%, as compared to the same period in 2015, mostly due to increased expenses associated with organic growth as well as recent acquisitions. Increases were noted in salaries and employee benefits, commissions, and other noninterest expense, as discussed below.
Salaries and employee benefits increased by $5.2 million, or 25.4%, for the quarter, as compared to the same period in 2015. The approximate growth in the FTE count of 106 or 9.0%, at December 31, 2016, as compared to December 31, 2015, primarily due to recent acquisitions, drove the majority of the increase in salaries. Also included in the increase is $636,000 of employer taxes and employee benefits, primarily resulting from an increase in both number of employees and the increased cost of employer-paid benefits, mainly medical premiums.
Commissions increased by $3.4 million, or 55.5%, for the quarter due to increases in mortgage loan production. Mortgage loan production increased by $189.0 million, or 33.3%, to $756.9 million for the quarter, as compared to the same period in 2015.
Other noninterest expense increased by $2.2 million, or 20.6%, for the quarter. The majority of this increase occurred due to increases in amounts for writedowns and carrying costs on ORE as well as services provided by third party vendors.
On a linked-quarter basis, total noninterest expense increased by $2.0 million, or 3.8%, for the quarter. Increases in salaries and employee benefits accounted for approximately $1.6 million of the increase. Occupancy expense increased by $299,000, or 6.5%, as additional amounts for hardware and software maintenance costs were incurred.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and trust and wealth management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2015 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands, except per share data)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
INCOME STATEMENT DATA:
Interest income	$38,287	$39,898	$36,806	$34,292	$33,043
Interest expense	5,352	5,135	4,963	4,998	4,897
Net interest income	32,935	34,763	31,843	29,294	28,146
Provision for loan losses	2,485	2,118	3,128	500	3,097
Noninterest income	47,143	39,325	29,971	24,886	28,676
Noninterest expense	54,170	52,167	48,125	46,558	43,237
Net income	15,065	12,515	6,645	4,541	6,777
PERFORMANCE:
Earnings per common share - basic	$0.57	$0.48	$0.26	$0.19	$0.29
Earnings per common share - diluted	$0.57	$0.48	$0.26	$0.18	$0.28
Total revenues	$85,430	$79,223	$66,777	$59,178	$61,719
Book value per common share	$13.78	$13.32	$13.17	$12.96	$13.03
Tangible book value per common share	$13.26	$12.78	$12.60	$12.40	$12.66
Cash dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.10
Return on average assets	1.37%	1.15%	0.64%	0.46%	0.72%
Return on average shareholders' equity	16.90%	14.58%	8.07%	5.90%	9.08%
Net interest margin	3.25%	3.46%	3.31%	3.25%	3.23%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	4,389,685	4,395,611	4,281,927	4,101,499	3,849,063
Earning assets	4,059,414	4,074,834	3,972,492	3,779,885	3,558,669
Loans, excluding Loans Held-for-Sale	3,302,264	3,332,311	3,190,707	3,092,632	2,896,948
Total loans	3,767,592	3,783,928	3,649,736	3,489,511	3,294,782
Total deposits	3,630,594	3,538,908	3,569,606	3,421,448	3,179,511
Shareholders' equity	362,647	347,770	335,870	329,778	301,459
Assets serviced for others	9,207,070	8,926,574	8,699,107	8,336,541	8,033,479
DAILY AVERAGE BALANCE SHEET SUMMARY:
Total assets	4,368,579	4,329,974	4,207,171	3,942,683	3,751,012
Earning assets	4,051,164	4,020,453	3,891,966	3,651,635	3,465,703
Loans, excluding Loans Held-for-Sale	3,323,513	3,266,511	3,161,676	3,023,312	2,873,658
Total loans	3,774,939	3,718,341	3,590,929	3,370,645	3,186,124
Total deposits	3,561,713	3,573,131	3,470,966	3,212,691	3,146,089
Shareholders' equity	354,542	341,393	331,056	308,952	296,195
Assets serviced for others	9,043,167	8,807,270	8,480,382	8,162,343	7,902,116
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.29%	—%	0.25%	(0.20)%	0.18%
Allowance to period-end loans	0.90%	0.89%	0.88%	0.86%	0.91%
Nonperforming assets to total loans, ORE and repossessions	1.57%	1.54%	1.66%	2.03%	1.93%
Allowance to nonperforming loans, ORE and repossessions	0.57x	0.58x	0.53x	0.42x	0.47x
SELECTED RATIOS:
Loans to total deposits	90.96%	94.16%	89.39%	90.39%	91.11%
Average total loans to average earning assets	93.18%	92.49%	92.27%	92.31%	91.93%
Noninterest income to total revenue	55.18%	49.64%	44.88%	42.05%	46.46%
Leverage ratio	8.58%	8.48%	8.46%	8.88%	8.84%
Common equity tier 1 capital	8.35%	8.19%	8.18%	8.25%	8.21%
Tier 1 risk-based capital	9.46%	9.31%	9.35%	9.47%	9.50%
Total risk-based capital	12.11%	11.97%	12.06%	12.21%	12.40%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	December 31, 2016	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$149,711	$143,909	$86,133
Investment securities available-for-sale	144,310	152,746	172,397
Investment securities held-to-maturity	16,583	16,792	14,398
Loans held-for-sale	465,328	451,617	397,834
Loans	3,302,264	3,332,311	2,896,948
Allowance for loan losses	(29,831)	(29,737)	(26,464)
Loans, net of allowance for loan losses	3,272,433	3,302,574	2,870,484
Premises and equipment, net	87,915	88,510	79,629
Other real estate, net	14,814	16,926	18,677
Bank owned life insurance	70,151	69,686	66,109
Servicing rights, net	99,295	82,020	84,944
Other assets	69,145	70,831	58,458
Total assets	$4,389,685	$4,395,611	$3,849,063

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$964,900	$976,178	$786,779
Interest-bearing deposits
Demand and money market	1,214,383	1,175,711	1,040,281
Savings	399,754	341,000	362,793
Time deposits	1,051,557	1,046,019	989,658
Total deposits	3,630,594	3,538,908	3,179,511
Short-term borrowings	243,351	352,603	209,730
Subordinated debt, net	120,454	120,421	120,322
Other liabilities	32,639	35,909	38,041
Total liabilities	4,027,038	4,047,841	3,547,604

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	205,309	200,129	169,848
Accumulated other comprehensive income, net	692	2,901	1,544
Retained earnings	156,646	144,740	130,067
Total shareholders’ equity	362,647	347,770	301,459
Total liabilities and shareholders’ equity	$4,389,685	$4,395,611	$3,849,063

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Year Ended
($ in thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
INTEREST INCOME
Loans, including fees	$36,935	$38,481	$31,493	$143,605	$111,626
Investment securities	1,241	1,268	1,523	5,233	4,936
Federal funds sold and bank deposits	111	149	27	445	80
Total interest income	38,287	39,898	33,043	149,283	116,642
INTEREST EXPENSE
Deposits	3,382	3,336	3,308	13,194	11,349
Other borrowings	474	345	133	1,424	650
Subordinated debt	1,496	1,454	1,456	5,830	3,805
Total interest expense	5,352	5,135	4,897	20,448	15,804
Net interest income	32,935	34,763	28,146	128,835	100,838
Provision for loan losses	2,485	2,118	3,097	8,231	4,351
Net interest income after provision for loan losses	30,450	32,645	25,049	120,604	96,487
NONINTEREST INCOME
Service charges on deposit accounts	1,608	1,530	1,447	5,941	4,955
Other fees and charges	1,902	2,305	1,589	7,731	5,356
Mortgage banking activities	37,464	30,091	18,806	101,577	85,540
Indirect lending activities	3,466	2,388	3,774	14,900	18,821
SBA lending activities	1,330	1,202	1,477	5,659	5,265
Bank owned life insurance	458	968	952	2,374	2,440
Securities gains	—	296	(329)	578	(329)
Other	915	545	960	2,565	5,840
Total noninterest income	47,143	39,325	28,676	141,325	127,888
NONINTEREST EXPENSE
Salaries and employee benefits	25,808	24,224	20,581	96,684	76,871
Commissions	9,514	9,450	6,118	33,907	27,342
Occupancy, net	4,896	4,597	4,811	17,890	15,877
Communication	1,265	1,328	1,203	4,938	4,336
Other	12,687	12,568	10,524	47,601	38,520
Total noninterest expense	54,170	52,167	43,237	201,020	162,946
Income before income tax expense	23,423	19,803	10,488	60,909	61,429
Income tax expense	8,358	7,288	3,711	22,143	22,294
NET INCOME	$15,065	$12,515	$6,777	$38,766	$39,135

EARNINGS PER COMMON SHARE:
Basic	$0.57	$0.48	$0.29	$1.52	$1.77
Diluted	$0.57	$0.48	$0.28	$1.50	$1.64
Weighted average common shares outstanding-basic	26,230	25,993	23,083	25,497	22,137
Weighted average common shares outstanding-diluted	26,342	26,127	24,071	25,813	23,863

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Commercial	$784,737	$789,674	$791,698	$791,633	$703,292
SBA	149,779	145,890	144,083	137,220	135,993
Total commercial and SBA loans	934,516	935,564	935,781	928,853	839,285
Construction loans	238,910	228,887	223,156	205,550	177,033
Indirect automobile	1,575,865	1,631,903	1,512,406	1,463,005	1,449,480
Installment	17,003	19,077	14,722	13,042	14,055
Total consumer loans	1,592,868	1,650,980	1,527,128	1,476,047	1,463,535
Residential mortgage	386,582	370,465	368,706	347,336	302,378
Home equity lines of credit	149,388	146,415	135,936	134,846	114,717
Total mortgage loans	535,970	516,880	504,642	482,182	417,095
Loans	3,302,264	3,332,311	3,190,707	3,092,632	2,896,948

Loans held-for-sale:
Residential mortgage	252,712	291,030	299,616	232,794	233,525
SBA	12,616	10,587	9,413	14,085	14,309
Indirect automobile	200,000	150,000	150,000	150,000	150,000
Total loans held-for-sale	465,328	451,617	459,029	396,879	397,834
Total loans	$3,767,592	$3,783,928	$3,649,736	$3,489,511	$3,294,782

Noncovered loans	$3,286,336	$3,315,447	$3,171,138	$3,071,452	$2,874,308
Covered loans	15,928	16,863	19,569	21,180	22,640
Loans held-for-sale	465,328	451,618	459,029	396,879	397,834
Total loans	$3,767,592	$3,783,928	$3,649,736	$3,489,511	$3,294,782

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$978,909	—%	$1,004,924	—%	$932,448	—%	$786,993	—%	$761,507	—%
Interest-bearing demand deposits	1,179,837	0.25%	1,151,152	0.26%	1,129,179	0.26%	1,051,221	0.27%	1,020,241	0.26%
Savings deposits	350,885	0.33%	370,011	0.35%	355,801	0.32%	358,481	0.34%	369,536	0.35%
Time deposits	1,052,082	0.89%	1,047,044	0.86%	1,053,538	0.84%	1,015,996	0.90%	994,805	0.92%
Total average deposits	$3,561,713	0.38%	$3,573,131	0.37%	$3,470,966	0.37%	$3,212,691	0.41%	$3,146,089	0.42%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
NONPERFORMING ASSETS
Nonaccrual loans (5)	$35,358	$32,796	$33,435	$29,611	$27,128
Loans past due 90 days or more and still accruing	—	—	—	1,671	1,284
Repossessions	2,230	1,747	1,067	1,751	1,561
Other real estate (ORE)	14,814	16,926	18,621	19,482	18,677
Nonperforming assets	$52,402	$51,469	$53,123	$52,515	$48,650

NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$7,090	$5,821	$6,705	$8,180	$9,353
Loans 30-89 days past due to loans	0.21%	0.17%	0.21%	0.26%	0.32%
Loans past due 90 days or more and still accruing to loans	—%	—%	—%	0.05%	0.04%
Nonperforming assets to loans, ORE, and repossessions	1.58%	1.54%	1.65%	1.69%	1.67%

ASSET QUALITY RATIOS
Classified Asset Ratio(3)	21.20%	21.47%	21.79%	23.71%	25.77%
Nonperforming loans as a % of loans	1.07%	0.98%	1.05%	1.01%	0.98%
ALL to nonperforming loans	84.37%	90.68%	83.86%	85.44%	93.14%
Net charge-offs/(recoveries), annualized to average loans	0.31%	—%	0.25%	(0.02)%	0.18%
ALL as a % of loans	0.90%	0.89%	0.88%	0.86%	0.91%
ALL as a % of loans, excluding acquired loans(4)	0.99%	0.98%	0.97%	0.96%	0.96%

CLASSIFIED ASSETS
Classified loans(1)	$68,128	$67,826	$62,120	$71,877	$74,781
ORE and repossessions	$17,044	$16,792	$16,396	$17,009	$17,125
Total classified assets(2)	$85,172	$84,618	$78,516	$88,886	$91,906

(1) Amount of SBA guarantee included	$7,735	$8,665	$5,007	$5,226	$4,680
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts
(3) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(4) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(5) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Average loans outstanding(1)	$1,702,006	$1,726,342	$1,642,829	$1,419,389	$1,563,498
Loans serviced for others	$1,130,289	$1,152,636	$1,219,909	$1,171,453	$1,117,210
Past due loans:
Amount 30+ days past due	$2,972	$1,585	$1,588	$1,087	$1,829
Number 30+ days past due	252	135	129	113	179
30+ day performing delinquency rate(2)	0.17%	0.09%	0.10%	0.07%	0.11%
Nonperforming loans	$1,278	$1,231	$887	$797	$1,117
Nonperforming loans as a percentage of period end loans(2)	0.07%	0.07%	0.05%	0.05%	0.07%
Net charge-offs	$1,306	$895	$751	$797	$1,014
Net charge-off rate(3)	0.32%	0.23%	0.20%	0.21%	0.28%
Number of vehicles repossessed during the period	164	145	120	127	131
Average beacon score	758	758	756	756	757
Production by state:
Alabama	$11,613	$18,296	$21,820	$19,971	$17,758
Arkansas	32,789	48,143	44,548	34,340	39,436
North Carolina	13,734	21,874	25,159	19,660	20,378
South Carolina	11,953	14,146	17,031	16,471	13,661
Florida	56,432	71,530	77,108	81,638	95,054
Georgia	29,150	43,948	51,253	47,141	48,241
Mississippi	17,784	26,260	28,414	27,233	27,032
Tennessee	12,963	18,661	21,683	17,529	18,156
Virginia	6,063	8,937	12,546	11,580	12,640
Texas	24,942	31,851	32,522	35,445	36,127
Louisiana	49,849	57,039	60,557	38,430	27,147
Oklahoma (4)	1,780	945	1,238	1,796	82
Total production by state	$269,052	$361,630	$393,879	$351,234	$355,712
Loan sales	$97,916	$64,793	$175,991	$171,834	$111,683
Portfolio yield(1)	2.88%	2.81%	2.77%	2.72%	2.79%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category
(4)	Expanded into Oklahoma in November 2015

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	As of or for the Quarter Ended
(in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Marketing gain, net	$19,364	$25,240	$22,734	$15,162	$15,407
Origination points and fees	3,786	3,911	4,101	3,014	2,914
Loan servicing revenue	5,088	4,896	4,631	4,492	4,377
Gross mortgage revenue	$28,238	$34,047	$31,466	$22,668	$22,698
Less:
MSR amortization	(3,918)	(4,414)	(3,610)	(3,272)	(2,893)
MSR recovery (impairment), net	13,144	458	(8,569)	(4,661)	(999)
Total income from mortgage banking activities	$37,464	$30,091	$19,287	$14,735	$18,806

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Funded loan type (UPB):
Conventional	68.9%	68.9%	65.9%	66.1%	60.5%
FHA/VA/USDA	21.6%	22.2%	23.3%	21.7%	23.4%
Jumbo	9.5%	8.9%	10.8%	12.2%	16.1%

Portfolio Production:	$38,907	$45,586	$47,847	$36,462	$36,520
% for purchases	61.3%	66.7%	76.8%	71.5%	77.5%
% for refinance loans	38.7%	33.3%	23.2%	28.5%	22.5%

Production by region:
Georgia	$532,177	$580,170	$526,446	$341,074	$341,115
Florida/Alabama	51,625	52,156	54,231	42,412	44,873
Virginia/Maryland	139,283	160,959	160,644	112,769	109,685
North and South Carolina	33,783	31,332	33,497	27,567	20,973
Total retail	756,868	824,617	774,818	523,822	516,646
Wholesale	—	3,507	40,233	46,905	51,224
Total production by region	$756,868	$828,124	$815,051	$570,727	$567,870

Gross pipeline of locked loans to be sold (UPB)	$211,921	$394,773	$387,777	$370,497	$226,485
Loans held for sale (UPB)	$250,094	$281,418	$288,734	$226,327	$228,586

Total loan sales (UPB)	$758,775	$796,379	$712,712	$547,614	$520,742
Conventional	72.8%	70.0%	70.5%	66.7%	63.7%
FHA/VA/USDA	22.6%	24.0%	23.0%	21.4%	27.0%
Jumbo	4.6%	6.0%	6.5%	11.9%	9.3%

Average loans outstanding(1)	$634,511	$635,529	$598,403	$495,209	$450,263

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Loans serviced for others (UPB)	$7,787,470	$7,489,954	$7,200,540	$6,894,083	$6,652,700
Average loans serviced for others (UPB)	$7,625,384	$7,337,291	$7,022,718	$6,781,135	$6,535,608

MSR book value, net of amortization	95,282	90,982	87,652	84,111	82,290
MSR impairment	(9,152)	(22,295)	(22,753)	(14,184)	(9,524)
MSR net carrying value	86,130	68,687	64,899	69,927	72,766
MSR carrying value as a % of period end UPB	1.11%	0.92%	0.90%	1.01%	1.09%

Delinquency % loans serviced for others	0.69%	0.76%	0.55%	0.54%	0.59%

MSR revenue multiple(1)	4.14	3.44	3.42	3.83	4.08

(1) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$3,774,939	$36,980	3.90%	$3,186,124	$31,558	3.93%
Investment securities (1)	179,802	1,318	2.92%	217,375	1,566	2.86%
Federal funds sold and bank deposits	96,423	111	0.46%	62,204	27	0.17%
Total interest-earning assets	4,051,164	38,409	3.77%	3,465,703	33,151	3.79%
Noninterest-earning assets:
Cash and due from banks	32,390			19,346
Allowance for loan losses	(29,335)			(24,919)
Premises and equipment, net	88,361			79,066
Other real estate	16,023			17,157
Other assets	209,976			194,659
Total assets	$4,368,579			$3,751,012
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$1,179,837	$750	0.25%	$1,020,241	$669	0.26%
Savings deposits	350,885	289	0.33%	369,536	328	0.35%
Time deposits	1,052,082	2,343	0.89%	994,805	2,311	0.92%
Total interest-bearing deposits	2,582,804	3,382	0.52%	2,384,582	3,308	0.55%
Short-term borrowings	295,369	474	0.64%	154,772	133	0.34%
Subordinated debt	120,439	1,496	4.94%	120,305	1,456	4.80%
Total interest-bearing liabilities	2,998,612	5,352	0.71%	2,659,659	4,897	0.73%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	978,909			761,507
Other liabilities	36,516			33,651
Shareholders’ equity	354,542			296,195
Total liabilities and shareholders’ equity	$4,368,579			$3,751,012
Net interest income/spread		$33,057	3.06%		$28,254	3.06%
Net interest margin			3.25%			3.23%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Year Ended
	December 31, 2016			December 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$3,614,456	$143,783	3.98%	$2,895,847	$111,828	3.86%
Investment securities (1)	192,274	5,574	2.90%	176,382	5,117	2.90%
Federal funds sold and bank deposits	94,841	445	0.47%	47,106	80	0.17%
Total interest-earning assets	3,901,571	149,802	3.84%	3,119,335	117,025	3.75%
Noninterest-earning assets:
Cash and due from banks	29,796			16,092
Allowance for loan losses	(27,797)			(24,443)
Premises and equipment, net	86,807			67,192
Other real estate	18,268			18,375
Other assets	203,989			180,578
Total assets	$4,212,634			$3,377,129
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$1,128,029	$2,910	0.26%	$889,985	$2,164	0.24%
Savings deposits	359,194	1,199	0.33%	322,385	1,096	0.34%
Time deposits	1,042,504	9,085	0.87%	873,352	8,089	0.93%
Total interest-bearing deposits	2,529,727	13,194	0.52%	2,085,722	11,349	0.54%
Short-term borrowings	262,674	1,424	0.54%	215,685	650	0.30%
Subordinated debt	120,388	5,830	4.84%	90,303	3,805	4.21%
Total interest-bearing liabilities	2,912,789	20,448	0.70%	2,391,710	15,804	0.66%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	925,965			674,114
Other liabilities	39,940			28,724
Shareholders’ equity	333,940			282,581
Total liabilities and shareholders’ equity	$4,212,634			$3,377,129
Net interest income/spread		$129,354	3.14%		$101,221	3.09%
Net interest margin			3.32%			3.24%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.